Selected Consolidated Financial Data
Balance Sheet Data:
(dollars in thousands)		 Jun 30,   Mar 31,   Dec 31,   Sep 30,    Jun 30,
				 2010	   2010	     2009      2009	  2009
Cash and cash equivalents	 $ 25,975  $ 28,832  $  8,124  $ 15,732   $ 19,819
Securities available for sale	  131,734   123,539   130,241   135,222    131,329
Loans, net			  191,078   191,483   194,071   183,464    178,036
Deposits			  309,080   306,006   291,373   279,475    278,833
Repurchase agreements		    6,980     6,893     6,105     6,782      6,799
Federal Home Loan Bank advances	   25,000    25,000    27,000    27,000     24,000
Shareholders' equity	           39,977    39,666    38,903    39,395     37,861
Total assets	                  384,340   381,325   370,228   356,773    351,226

Income Statement Data:				 Six Months Ended
(dollars in thousands, except per		Jun 30,	      Jun 30,
  share data)					2010	      2009	 Change

Interest income					$ 7,878	      $ 8,360     (5.8)%
Interest expense				  1,665	        2,351    (29.2)%
Net interest income				  6,213         6,009      3.4 %
Provision for loan losses		 	  1,122     	  351    219.7 %
Net interest income after provision for
  loan losses					  5,091         5,658    (10.0)%
Noninterest income				  1,237         1,398    (11.5)%
Noninterest expense:
Salaries and employee benefits	                  2,735	        2,674      2.3 %
Data processing					    497		  446	  11.4 %
Net occupancy					    598		  527	  13.5 %
Professional and consulting fees		    392		  253	 (54.9)%
FDIC assessment					    266		  396	 (32.8)%
Other						  1,443		1,384	   4.3 %
Total noninterest expense			  5,931	        5,680	   4.4 %
Income before income taxes		            397	        1,376    (71.1)%
Income taxes		                            (54) 	  349   (115.5)%
Net income					   $451	       $1,027    (56.1)%
Earnings per share, basic and diluted		  $0.20	        $0.47    (57.4)%
Weighted average shares outstanding	      2,205,973	    2,202,368


Income Statement Data:				 Three Months Ended
(dollars in thousands, except per		Jun 30,	      Jun 30,
  share data)					2010	      2009	 Change

Interest income					$ 3,920	      $ 4,149     (5.6)%
Interest expense				    819	        1,136    (27.9)%
Net interest income				  3,101         3,013      2.8 %
Provision for loan losses		 	    615      	  228    169.7 %
Net interest income after provision for
  loan losses					  2,486         2,785    (10.8)%
Noninterest income				    612           756    (18.7)%
Noninterest expense:
Salaries and employee benefits	                  1,357	        1,340      1.3 %
Data processing					    256		  230	  11.3 %
Net occupancy					    304		  262	  16.0 %
Professional and consulting fees		    210 	  140	  50.0 %
FDIC assessment					    145		  279	 (48.0)%
Other						    730		  694	   5.2 %
Total noninterest expense			  3,002	        2,945	   1.9 %
Income before income taxes		             96	          596    (83.9)%
Income taxes		                            (62) 	  142   (143.7)%
Net income					   $158	         $454    (65.2)%
Earnings per share, basic and diluted		  $0.07	        $0.21    (66.7)%
Weighted average shares outstanding	      2,205,973	    2,202,368

Quarterly Earnings Summary
Previous Eight Quarters:
(dollars in thousands, except per
  share data)
					  Jun 	     Mar 	Dec	   Sep
					  2010	     2010	2009       2009
Interest income	 	            	  $3,920     $3,958     $4,082     $4,026
Interest expense		             819        846        932        954
Net interest income			   3,101      3,112      3,150      3,072
Provision for loan losses		     615        507        902        576
Net interest income after provision for
  loan losses		             	   2,486      2,605      2,248      2,496
Noninterest income		             612        625        976        595
Noninterest expense		           3,002      2,929      2,878      2,806
Income before income taxes		      96        301	   346        285
Income taxes		                     (62)         8         31         18
Net income		                    $158       $293       $315       $267
Earnings per share, basic and diluted      $0.07      $0.13      $0.14      $0.12
Cash dividends per share		   $0.08      $0.08      $0.08      $0.08
Weighted average shares outstanding    2,205,973  2,205,973  2,202,721  2,202,368

					  Jun	      Mar	 Dec	    Sep
	                       		  2009	      2009       2008       2008
Interest income		                  $4,149      $4,208     $4,311     $4,294
Interest expense		           1,136       1,215      1,375      1,451
Net interest income		           3,013       2,993      2,236      2,843
Provision for loan losses		     228         123 	     98        126
Net interest income after provision for
  loan losses		                   2,785       2,870      2,838      2,717
Noninterest income		             756         645	    609	       615
Noninterest expense		           2,945       2,735      2,606      2,554
Income before income taxes		     596         780	    841	       778
Income taxes		                     142         207        226	       204
Net income		                    $454        $573       $615       $574
Earnings per share, basic and diluted      $0.21       $0.26      $0.28      $0.26
Cash dividends per share	           $0.08       $0.08      $0.16      $0.16
Weighted average shares outstanding    2,202,368   2,202,368  2,202,368  2,202,368